Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation of our report on American Networks International, Inc. dated March 31, 2000, included in, or incorporated by reference in, Registration Statement on Form SB-2, dated December 21, 1999, and the related Prospectus.

                                             /S/ CITRIN COOPERMAN & COMPANY, LLP

October 31, 2000
New York, New York